EXHIBIT 23.1


CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in Registration Statement on Form S-8 (File No. 333-77891) of RoweCom Inc. of our report on the Subscription Business of Dawson Holdings PLC dated December 17, 1999, which appears in this Current Report on Form 8-K of RoweCom, Inc. dated
December 17, 1999.





DELOITTE & TOUCHE
December 17, 1999